UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant      ☐

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☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☒      Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

BRAINSTORM CELL THERAPEUTICS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐      Fee paid previously with preliminary materials.

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Your Vote Counts! BRAINSTORM CELL THERAPEUTICS INC. 1325 AVENUE OF AMERICAS 28TH FLOOR NEW YORK, NY 10019 BRAINSTORM CELL THERAPEUTICS INC. 2025 Annual Meeting Vote by June 24, 2025 11:59 PM ET You invested in BRAINSTORM CELL THERAPEUTICS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 25, 2025. Vote Virtually at the Meeting* June 25, 2025 10:00 AM, Eastern Time Virtually at: www.virtualshareholdermeeting.com/BCLI2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V75251-P33944 Get informed before you vote View the Notice of Meeting, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 11, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V75252-P33944 1. Election of Directors For Nominees: 01) Dr. Irit Arbel 02) Dr. Menghisteab Bairu 03) Prof. Jacob Frenkel 04) Mr. Nir Naor 05) Dr. Anthony Polverino 06) Mr. Uri Yablonka 07) Dr. Stacy Lindborg 2. To ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. For 3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock issuable upon the exercise of certain common warrant issued by the Company on April 1, 2025 in an amount equal to or in excess of twenty percent (20%) of the shares of the Company’s common stock outstanding immediately prior to the issuance of such warrant. For 4. To approve amendments to the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s 2014 Stock Incentive Plan and the Company’s Global Share Option Plan by 2,000,000 shares from 906,666 shares to 2,906,666 shares. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.